Exhibit 99.1

NextGen Healthcare Announces CEO Transition

Board of Directors Establishes Executive Leadership and Board Oversight Committees and Commences CEO Search

Company Affirms Fiscal Year 2022 Financial Outlook

ATLANTA – June 21, 2021 – NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused technology solutions, today announced that the Company and Rusty Frantz have agreed to a mutual separation and that Mr. Frantz will no longer serve as President, Chief Executive Officer or a member of the NextGen Healthcare Board of Directors, effective immediately.

An Executive Leadership Committee has been established to lead NextGen Healthcare on an interim basis while its next CEO is identified with the assistance of executive search firm Spencer Stuart. The Executive Leadership Committee includes NextGen Healthcare Chief Financial Officer James (Jamie) Arnold, Jr., NextGen Healthcare Executive Vice President of Human Resources Donna Greene, NextGen Healthcare Executive Vice President and Chief Technology Officer, David Metcalfe and NextGen Healthcare’s recently announced Executive Vice President, Chief Growth and Strategy Officer Srinivas (Sri) Velamoor, once he joins the Company in early July. The Executive Leadership Committee will work with a newly established Board Oversight Committee, consisting of independent directors Jeff Margolis and Craig Barbarosh, non-Executive Chairman and Vice Chairman of the Board, respectively.

Margolis said, “On behalf of the Board, we thank Rusty for leading NextGen Healthcare through a successful operational reinvention. Today, the Company benefits from the highest-quality solution offerings in ambulatory healthcare, best-in-class customer service and satisfaction levels, and an exceptionally engaged team of executives and employees who daily live a culture that believes in better. We wish Rusty the best.”

Margolis continued, “NextGen Healthcare is well positioned for an exciting future. Our confidence is founded in the Company’s remarkable operational capabilities, rich history of delivering strong and innovative ambulatory health solutions, solid baseline of organic growth, new customer wins, ongoing profitability and strong balance sheet. An emphasis on investments that drive sustainable growth at an increasing rate – while maintaining our operational excellence – are go-forward priorities for the Company. Craig and I look forward to working with the Executive Leadership Committee and the broader executive management team to execute on these plans and deliver significant value for our shareholders, clients and employees.”

“It has been an honor to lead NextGen Healthcare and such an outstanding team. I want to thank the NextGen Healthcare employees for the support they have shown me. I’m incredibly proud of all we have accomplished over the past six years. With the talent and dedication I have seen firsthand across the organization, I am equally confident in NextGen Healthcare’s continued success,” said Frantz. “I’ve been transparent about my personal experience with the patient/provider connection. This transition enables me to put 100% of my focus on my most important priority – my family. I am gratified to leave the Company on solid footing and in very capable hands.”

Affirms Fiscal Year 2022 Financial Outlook

The Company today affirmed its outlook for fiscal year 2022:

•	Revenue between $574 and $584 million, and

•	Non-GAAP earnings per share range between $0.89 and $0.95

The Company’s NextGen® Enterprise Spring ‘21 platform rollout, which is experiencing positive early momentum, will not be impacted by the leadership transition.

About NextGen Healthcare, Inc.

NextGen Healthcare, Inc. (Nasdaq: NXGN) is a leading provider of ambulatory-focused technology solutions. We are empowering the transformation of ambulatory care—partnering with medical, behavioral and dental providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

Tami Stegmaier

(949) 237-6083

tstegmaier@nextgen.com

Investor Relations Contact

Matthew Scalo

(415) 370-9202

mscalo@nextgen.com